                                                                    EXHIBIT 10.3

                               AMENDMENT NO. 3 TO
                                CONVERTIBLE NOTES
                                       AND
                              AGREEMENT TO CONVERT

             This Amendment No. 3 to Convertible Notes and Agreement to Convert (this "Amendment"), dated effective as of September 4, 2001, is by and between SJMB, L.P., a Texas limited partnership ("SJMB"), and Industrial Holdings, Inc., a Texas corporation ("IHI").

                                   WITNESSETH:

             WHEREAS, SJMB was the holder of two Subordinated Convertible Promissory Notes dated August 25, 2000, one in the original principal amount of $3,450,000 originally convertible to IHI common stock at $1.15 per share ("Note A") and the other in the original principal amount of $3,450,000 originally convertible to IHI common stock at $2.00 per share ("Note B," and together with Note A, the "Convertible Notes"); and

             WHEREAS, IHI and SJMB have entered into (i) a Consent and Release dated as of May 7, 2001, whereby SJMB has given its consent to the sale of A&B Bolt and Supply, Inc. to T-3 Energy Services, Inc. ("T-3) and the subsequent merger of IHI and T-3 (the "Merger"), and (ii) Amendment No. 1 to the Convertible Notes and Agreement to Convert dated as of May 7, 2001 ("Amendment No. 1"); and

             WHEREAS, IHI and T-3 have agreed to amend the Agreement and Plan of Merger dated as of May 7, 2001 (the "Merger Agreement") pursuant to the First Amendment to Agreement and Plan of Merger dated as of the date hereof (the "First Amendment"); and

             WHEREAS, IHI and SJMB entered into an Amendment No. 2 to the Convertible Notes and Agreement to Convert dated as of June 29, 2001 ("Amendment No.2"), whereby Amendment No. 1 was cancelled, SJMB converted Note A into 3,284,167 shares of IHI common stock and SJMB agreed to convert Note B on the consummation of the Merger pursuant to the terms of Amendment No. 2; and

             WHEREAS, SJMB and IHI desire that this Amendment replace and supercede Amendment No. 2 and govern, among other things, the conversion of Note B on the date of the consummation of the Merger (the "Closing Date"), in accordance with the terms set forth herein.

             NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

             1. Incorporation of the Convertible Notes. All capitalized terms which are not defined herein shall have the same meanings as set forth in the Convertible Notes, to the extent not inconsistent with this Amendment. To the extent any terms and provisions of the Convertible Notes are inconsistent with the amendments set forth herein, such terms and provisions shall be deemed superseded hereby. This Amendment also replaces and supercedes the terms and provisions of Amendment No. 1 and Amendment No. 2.

             2. Payment and Conversion of Note B at the Consummation of the Merger. Notwithstanding any other provisions of the Convertible Notes, on the Closing Date, IHI shall pay $350,000 of the accrued interest under Note B in cash to SJMB and all of the remaining principal and accrued interest outstanding under Note B shall automatically convert into the number of shares of IHI common stock equal to (1) the number of shares that would have been received by SJMB had SJMB not converted or received payment for any portion of principal or interest under the Convertible Notes, but instead had converted the entire principal and interest under both Convertible Notes as if outstanding on the Closing Date at $1.28 per share, less (2) the 3,284,167 shares issued to SJMB pursuant to Amendment No. 2. For purposes of providing an example only, as set forth in Schedule A, assuming that the Closing Date occurs on September 30, 2001, SJMB would receive an additional 2,768,606 shares of common stock of IHI on the Closing Date (the difference between the 6,052,773 shares SJMB would have received had both Convertible Notes been converted on the Closing Date and the 3,284,167 shares received pursuant to Amendment No. 2). Upon receiving the common stock of IHI pursuant to this Section 2, SJMB shall surrender the original Note B to IHI for cancellation.

             3. Conversion Standstill; Assignment; and Prepayment. Notwithstanding any provision of the Convertible Notes, SJMB agrees that except as provided in this Amendment, it shall not exercise any right to convert any portion of Note B prior to the earlier to occur of (i) the Closing Date and (ii) December 31, 2001, unless such date is extended by the parties hereto, and SJMB shall not assign any right, title or interest in Note B to any third party prior to the Closing Date without the express written consent of IHI and without the written agreement of such third party to be bound by the terms of this Amendment. IHI agrees that it shall not prepay all or any portion of Note B prior to the earlier to occur of (i) the Closing Date and (ii) December 31, 2001, unless such date is extended by the parties hereto. IHI will have the right to prepay all or any part of the outstanding principal and accrued and unpaid interest under Note B at any time after December 31, 2001; provided, however, that IHI is not entitled to prepay any portion of Note B as to which SJMB has given prior notice of conversion; provided further, notwithstanding any provision of Note B to the contrary, once IHI has given notice of prepayment of all or any portion of Note B, that portion of Note B may not be converted to common stock of IHI. Each notice to convert any portion of Note B pursuant to
Section 4 of Note B shall be given five business days prior to conversion, and once given, such notice shall be irrevocable. All notices of prepayment shall be given pursuant to Section 2.3 of Note B, and once given, payment of the portion of Note B being prepaid shall be made five business days from such notice.

             4. Warrant. As provided in Amendment No. 2, if the merger is not completed by December 31, 2001, on that date, IHI shall (i) pay SJMB $600,000 in cash, (ii) issue SJMB a warrant (the "Warrant) to purchase one million (1,000,000) shares of IHI common stock with an exercise price of $1.00 per share in substantially the same form as the warrant to purchase 750,000 shares of IHI common stock issued to SJMB as of June 29, 2000, and (iii) grant SJMB demand and piggy-back registration rights with respect to the IHI Common Stock issuable upon exercise of the Warrant in substantially the same form granted to SJMB pursuant to the Registration Rights Agreement dated as of June 30, 2000 entered into between IHI and SJMB in connection with the Convertible Notes. As provided in Amendment No. 2, the obligations of IHI under this Section 4 shall be secured by the security interests granted by IHI under the Subordinated Security Agreement dated as of June 13, 2000 in favor of SJMB.

               5. Miscellaneous.

                           a. IHI hereby acknowledges that SJMB has assigned
                  Note A and Note B to Legacy Trust Company, as collateral agent ("Legacy") for Blackcross, a California general partnership ("Blackcross"), Antar & Co. ("Antar") and Ronald J. Judy ("Judy").

                           b. Legacy, Blackcross, Antar, Judy, T-3 Energy
                  Services, Inc. and First Reserve Fund VIII, L.P. each hereby consents to terms of this Amendment; and Legacy, Blackcross, Antar and Judy, as assignees of Note B, each hereby agrees to be bound by the terms of this Amendment.

                           c. SJMB and St. James Capital Partners, L.P. hereby
                  consent to the Merger Agreement, as amended by the First Amendment in substantially the form attached hereto as Exhibit A, and hereby agree that immediately following the closing of the Merger, they will enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit B.

                           d. This Amendment may not be amended without the
                  written consent of IHI and SJMB.

                           e. The section headings used in this Amendment are
                  for convenience of reference only and do not constitute a part of this Amendment for any purpose.

                           f. This Amendment shall be governed by and construed
                  in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                           g. The terms, covenants and conditions contained
                  herein shall inure to the benefit of, and bind, the respective parties and their assigns, transferees and successors.

                           h. This Amendment may be executed in any number of
                  counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of such counterparts taken together shall constitute but one and the same instrument.

                           i. This Amendment constitutes the entire agreement of
                  the parties of the matters described herein and may not be modified or amended except in written instrument between the parties hereto.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.


                                 SJMB, L.P.


                                 By: /s/ JAMES HARRISON
                                    -------------------------------------------
                                 Name:   James Harrison
                                 Title:  Vice President of the general partner


                                 INDUSTRIAL HOLDINGS, INC.


                                 By: /s/ ROBERT E. CONE
                                    -------------------------------------------
                                 Name:   Robert E. Cone
                                 Title:  President and Chief Executive Officer


             ST. JAMES CAPITAL PARTNERS, L.P.


             By: /s/ JAMES HARRISON
                ---------------------------------------
             Name:   James Harrison
             Title:  Vice President of the general partner


             ANTAR.& Co.

             By: /s/ E.R. NAUMES
                -------------------------
                E.R. Naumes
                General Partner


             BLACKCROSS

             By: /s/ BLAKE BERTEA
                -------------------------
                Blake Bertea
                Managing Partner



             /s/ RONALD J. JUDY
             -------------------
             Ronald J. Judy

             T-3 Energy Services, Inc. and First Reserve Fund, VIII, Limited Partnership hereby consent to the signing of this Amendment.

             T-3 ENERGY SERVICES, INC.

             By: /s/ MICHAEL L. STANSBERRY
                ----------------------------
                Michael L. Stansberry
                President and CEO

             FIRST RESERVE FUND VIII,
             LIMITED PARTNERSHIP

             By:First Reserve GP VIII, L.P.,
                  its General Partner

             By:First Reserve Corporation,
                  its General Partner

             By: /s/ THOMAS DENISON
                ----------------------------
                  Thomas Denison
                  Managing Director

                                   SCHEDULE A
                              TO AMENDMENT NO. 2 TO
                                CONVERTIBLE NOTES
                                       AND
                              AGREEMENT TO CONVERT


THIS SCHEDULE IS INCLUDED FOR ILLUSTRATION PURPOSES ONLY. IT ILLUSTRATES THE CALCULATION OF INDUSTRIAL HOLDINGS COMMON SHARES TO BE ISSUED TO SJMB IN ACCORDANCE WITH SECTION 2 OF THE AMENDMENT, ASSUMING THE CLOSING DATE IS SEPTEMBER 30, 2001.

Calculation of Industrial Holdings common shares that would have been received if both Convertible Notes were converted on the Closing Date:

Note A principal                                                                   $3,450,000
Note A accrued interest at 9/30/01                                                 $  423,775
Note B principal                                                                   $3,450,000
Note B accrued interest at 9/30/01                                                 $  423,775
                                                                                   ----------
Total Note A and Note B principal and accrued interest at 9/30/01                  $7,747,550
Conversion price                                                                        $1.28
Conversion shares                                                                   6,052,773
                                                                                    =========

Calculation of Industrial Holdings common shares to be issued upon conversion of Note B:

         Industrial Holdings common shares that would have been
              received above                                                          6,052,773
         Industrial Holdings common shares received upon conversion
              of Note A pursuant to Section 3 of the Amendment                        3,284,167
                                                                                      ---------
         Industrial Holdings common shares to be issued at
              conversion of Note B                                                    2,768,606
                                                                                      =========

                                    Exhibit A

                       First Amendment to Merger Agreement

                                    Exhibit B

                          Registration Rights Agreement